UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):     June 25, 2015

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (I.R.S. Employer Identification No.)

2105 City West Boulevard Suite 500 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 623-0060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the 2015 Long-Term Incentive Plan (“Plan”) of Omega Protein Corporation (the “Company”) and the compensation plan for the Company’s independent directors approved thereunder by the Company’s Board of Directors, each independent director of the Company is entitled to receive an annual award of restricted Common Stock valued at $50,000, effective as of the date of each Company Annual Meeting of Stockholders. As more fully described in Item 5.07 below, the 2015 Annual Meeting of Stockholders was held on June 25, 2015 and accordingly each independent director received an award of 3,573 shares of restricted Common Stock on that date. The number of shares granted to each independent director was determined by dividing $50,000 by the Fair Market Value (as defined in the Plan) of the Common Stock on the grant date. Under the Plan, Fair Market Value is defined as the average of the highest and lowest sales price of a share of Common Stock as reported on the NYSE on the date of grant.

The grant date for these shares of restricted Common Stock to the independent directors was June 25, 2015 and these shares were valued at $13.99 per share. The shares of restricted Common Stock granted to the independent directors will vest six months and one day after the date of grant. The grants have been made pursuant to the form of Award of Restricted Stock Agreement attached hereto as Exhibit 10.1. The foregoing description of the Award of Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Award of Restricted Stock Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the holders of the Company’s Common Stock for a vote at the Company’s 2015 Annual Meeting of Stockholders (the “2015 Stockholders’ Meeting”) which was held on June 25, 2015:

1.	The election of three Class II directors to the Board of Directors;

2.	The ratification of the appointment of Pricewaterhouse Coopers LLP as the independent registered accounting firm for the Company’s fiscal year ending December 31, 2015;

3.	The approval of the Plan; and

4.	An advisory vote on executive compensation.

The results of such votes were as follows:

1.	The following votes were cast in the election of three Class II directors to the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Number of Broker Non-Votes

Gary R. Goodwin	14,843,787	1,980,844	1,784,672

David W. Wehlmann	15,082,699	1,741,932	1,784,672

Stephen C. Bryan	16,135,543	689,088	1,784,672

Each nominee required a plurality of the votes cast to be elected. Shares for which voting authority was withheld are counted for purposes of establishing a quorum but do not have any effect on election of the nominees. The Class II Directors’ terms expire at the 2018 Annual Meeting of Stockholders.

2.     The following votes were cast in the ratification of the appointment of Pricewaterhouse Coopers LLP as the Company’s independent registered accounting firm for the Company’s fiscal year ending December 31, 2015:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
18,338,857	193,321	77,125	0

3.     The following votes were cast in connection with the approval of the Plan:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
14,884,560	1,871,518	68,553	1,784,672

4.     The following advisory (non-binding) votes were cast to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussions in the Company’s Proxy Statement for the 2015 Stockholders’ Meeting:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
14,254,838	2,503,051	66,240	1,785,174

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

                           10.1     Form of Award of Restricted Stock Agreement for independent directors dated June 25, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: June 30, 2015	By:	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary